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                                   EXHIBIT 11
                           Lindsay Manufacturing Co.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
        For the three months and nine months ended May 31, 1995 and 1994
                (Dollars in thousands except per share amounts)
                                 (Unaudited)
                         ----------------------------
COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                       Three Months Ended                Nine Months Ended
                                                  -----------------------------    -----------------------------
                                                      May              May             May              May
                                                      1995             1994            1995             1994
                                                  ------------     ------------    ------------     ------------
1.  Weighted average shares outstanding........     4,526,454        4,707,000       4,603,974        4,688,028
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock       158,860          175,525         152,638          175,525
                                                 -------------    ------------    ------------     ------------
3.  Average number of common and common
       equivalent shares outstanding...........     4,685,314        4,882,525       4,756,612        4,863,553
                                                 ============     ============    ============     ============

4.  Net earnings for per share computation.....  $      4,839     $      4,471    $      9,841     $     10,343
                                                 ============     ============    ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding...........  $       1.03     $       0.92    $       2.07     $       2.13
                                                 ============     ============    ============     ============


COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                                                       Three Months Ended                Nine Months Ended
                                                  -----------------------------    -----------------------------
                                                      May              May             May              May
                                                      1995             1994            1995             1994
                                                  ------------     ------------    ------------     ------------
1.  Weighted average shares outstanding........     4,526,454        4,707,000       4,603,974        4,688,028
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock       162,889          178,173         154,522          178,535
                                                 ------------     ------------    ------------      -----------
3.  Average number of common and common
       equivalent shares outstanding...........     4,689,343        4,885,173       4,758,496        4,866,563
                                                 ============     ============    ============      ===========

4.  Net earnings for per share computation.....  $      4,839     $      4,471    $      9,841     $     10,343
                                                 ============     ============    ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding...........  $       1.03     $       0.92    $       2.07     $       2.13
                                                 ============     ============    ============     ============





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